SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 31, 2003
                                                         ----------------

                          PCS RESEARCH TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


    Delaware                        0-25449                      33-0856651
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(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)              Identification No.)
   Formation)



             3655 Nobel Drive, Suite 540 San Diego, California 92122
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               (Address of principal executive offices)  (Zip Code)



        Registrant's telephone number, including area code (858) 623-1600
                                                           --------------


           -----------------------------------------------------------
          (Former name or former address, if changes since last report)

Item 5.   Other Events.

          In connection with the wind down of the business of PCS Securities, Inc. ("PCS"), a wholly owned subsidiary of PCS Research Technology, Inc. (the "Company"), effective January 31, 2003, the Company entered into an agreement (the "Agreement") with PCS, Susanne Pruitt, the former Managing Director of the Company's Capital Markets unit, the former President of PCS and a former director of the Company ("Pruitt"), Raymond Hill, a former director of, and former consultant to, the Company ("Hill"), Brian M. Overstreet, the Company's founder, Chairman and Chief Executive Officer ("Overstreet"), and Institutional Research Services, Inc., a company owned by Mr. Hill ("IRS"), pursuant to which the Company agreed to transfer ownership of the name "PCS" and trademarks related to such name (the "Trademarks") as well as a list of PCS customers to Pruitt and Hill (or their designee) in exchange for the surrender by them of an aggregate of 10.3 million shares of the Company's common stock for cancellation.

          In addition: (i) each of Pruitt, Hill and Murray Stahl have resigned as directors of the Company and Ms. Pruitt has resigned as an executive officer of the Company and the President of PCS; (ii) each of the parties have terminated their rights under certain agreements among them and executed general releases in connection therewith; (iii) the Company and Pruitt and Hill entered into a Trademark Assignment and License-Back Agreement, pursuant to which the Trademarks were assigned to Pruitt and Hill and the Company has been granted the right to use the PCS trademark until January 31, 2004; (iv) Pruitt and Hill agreed to pay to the Company an aggregate of $250,000 over a period two years assuming that certain conditions are satisfied; (v) PCS agreed to repay its outstanding line of credit (the "Line of Credit") and the Company and PCS agreed not to increase the amount outstanding under the Line of Credit; (vi) Pruitt and Hill jointly and severally agreed to repay the Line of Credit by June 30, 2003 in the event that there is an outstanding balance as of such date and assuming that the amount owed under the Line of Credit has not been increased; (vii) until the earlier of June 30, 2003, or the date on which the Line of Credit is repaid in full, Pruitt and Hill shall have full management control of PCS;
(viii) Pruitt and Hill agreed to repay all customer credit balances existing as of June 30, 2003; (ix) the Company granted a non-exclusive two year license to use the Company's InterLeads software to Pruitt and Hill, or their designee; and
(x) the Company agreed to use a designee of Pruitt and Hill as the Company's preferred brokerage firm for soft dollar transactions.

          The Company anticipates completing the wind down of the PCS business by June 30, 2003.

Item 7.   Financial Statements, Pro Forma Information and Exhibits.

          (c)    Exhibits

                 99.1   Press Release dated February 7, 2003.
                 99.2 Agreement dated as of January 31, 2003 by and among the Company, PCS Securities, Inc., Susanne Pruitt, Raymond Hill, Brian M. Overstreet, and Institutional Research Services, Inc.

Item 9.   Regulation FD Disclosure.

          Exhibit 99 hereto sets forth a press release issued by the Company.

                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                          PCS RESEARCH TECHNOLOGY, INC.



                                          By:/s/ BRIAN M. OVERSTREET
                                             ----------------------------------
                                          Name:  Brian M. Overstreet
                                          Title: President and Chief Executive
                                                 Officer


Dated:  February 7, 2003